Exhibit 99.1

Intel Reports Best Quarter Ever

  Revenue $10.8 billion
  Gross Margin 67 percent
  Operating Income $4.0 billion
  Net Income $2.9 billion
  EPS 51 cents

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 13, 2010--Intel Corporation today reported second-quarter revenue of $10.8 billion, up 34 percent year-over-year. The company reported operating income of $4.0 billion, net income of $2.9 billion and EPS of 51 cents.

“Strong demand from corporate customers for our most advanced microprocessors helped Intel achieve the best quarter in the company's 42-year history,” said Paul Otellini, Intel president and CEO. “Our process technology lead plus compelling architectural designs increasingly differentiate Intel-based products in the marketplace. The PC and server segments are healthy and the demand for leading-edge technology will continue to increase for the foreseeable future.”

GAAP Financial Comparison
	Q2 2010	vs. Q1 2010	vs. Q2 2009
Revenue	$10.8 billion	up $466 million	up $2.7 billion
Operating Income	$4.0 billion	up $533 million	up $4.0 billion
Net Income	$2.9 billion	up $445 million	up $3.3 billion
Earnings Per Share	51 cents	up 8 cents	up 58 cents
Non-GAAP Financial Comparison Excluding Q2 2009 European Commission Fine of $1.45 Billion
	Q2 2010	vs. Q2 2009
Revenue	$10.8 billion	up $2.7 billion	up 34%
Operating Income	$4.0 billion	up $2.5 billion	up 177%
Net Income	$2.9 billion	up $1.8 billion	up 175%
Earnings Per Share	51 cents	up 33 cents	up 183%

Q2 2010 Highlights

  PC Client Group revenue was up 2 percent sequentially, with record mobile microprocessor revenue.
  Data Center Group revenue was up 13 percent sequentially, with record server microprocessor revenue.
  Intel® Atom™ microprocessor and chipset revenue of $413 million, up 16 percent sequentially.
  The average selling price (ASP) for microprocessors was slightly up sequentially.
  Gross margin was 67 percent, 3 percentage points higher than the midpoint of the company’s expected range of 62 to 66 percent.
  R&D plus MG&A spending was $3.25 billion, higher than the company’s prior expectation of approximately $3.1 billion.
  The net gain from equity investments and interest and other was $204 million, higher than the company’s revised expectation of $180 million.
  The effective tax rate was 31 percent, slightly below the company’s revised expectation of approximately 32 percent.

Business Outlook

The Outlook for the third quarter does not include the effect of any other acquisitions, divestitures or similar transactions that may be completed after July 12.

Q3 2010

  Revenue: $11.6 billion, plus or minus $400 million.
  Gross margin: 67 percent, plus or minus a couple percentage points.
  R&D plus MG&A spending: Approximately $3.2 billion.
  Impact of equity investments and interest and other: approximately zero.
  Depreciation: Approximately $1.1 billion.

Full-Year 2010

  Gross margin: 66 percent, plus or minus a couple percentage points. The company’s prior expectation was 64 percent, plus or minus a couple percentage points.
  Spending (R&D plus MG&A): $12.7 billion, plus or minus $100 million. The company’s prior expectation was $12.4 billion, plus or minus $100 million.
  R&D spending: Approximately $6.6 billion. The company’s prior expectation was approximately $6.4 billion.
  Tax rate: Approximately 32 percent for the third and fourth quarters, higher than the company’s prior expectation of 31 percent.
  Depreciation: Approximately $4.4 billion, plus or minus $100 million.
  Capital spending: $5.2 billion, plus or minus $200 million. The company’s prior expectation was $4.8 billion, plus or minus $100 million.

Status of Business Outlook

During the quarter, Intel’s corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on Aug. 27 until publication of the company’s third-quarter earnings release, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the third quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the corporation’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Additionally, Intel is in the process of transitioning to its next generation of products on 32nm process technology, and there could be execution issues associated with these changes, including product defects and errata along with lower than anticipated manufacturing yields. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; defects or disruptions in the supply of materials or resources; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on changes in revenue levels; product mix and pricing; start-up costs; variations in inventory valuation, including variations related to the timing of qualifying products for sale; excess or obsolete inventory; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; the timing and execution of the manufacturing ramp and associated costs; and capacity utilization.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.

  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be impacted by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended March 27, 2010.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel plans to report its earnings for the third quarter of 2010 on Tuesday, Oct. 12, 2010. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PDT at www.intc.com.

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com.

Intel, the Intel logo, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF OPERATIONS DATA
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2010	2009	2010	2009
NET REVENUE	$10,765	$8,024	$21,064	$15,169
Cost of sales	3,530	3,945	7,300	7,852
GROSS MARGIN	7,235	4,079	13,764	7,317

Research and development	1,666	1,303	3,230	2,620
Marketing, general and administrative	1,584	1,248	3,098	2,446
R&D AND MG&A	3,250	2,551	6,328	5,066
European Commission fine	-	1,447	-	1,447
Restructuring and asset impairment charges	-	91	-	165
Amortization of acquisition-related intangibles	4	2	7	4
OPERATING EXPENSES	3,254	4,091	6,335	6,682
OPERATING INCOME (LOSS)	3,981	(12)	7,429	635
Gains (losses) on equity investments, net	193	(69)	162	(182)
Interest and other, net	11	31	40	126
INCOME (LOSS) BEFORE TAXES	4,185	(50)	7,631	579
Provision for taxes	1,298	348	2,302	348
NET INCOME (LOSS)	$2,887	$(398)	$5,329	$231

BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.52	$(0.07)	$0.96	$0.04
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.51	$(0.07)	$0.94	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,563	5,595	5,546	5,584
DILUTED	5,711	5,595	5,696	5,656

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	June 26,	March 27,	Dec. 26,
	2010	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$5,514	$4,988	$3,987
Short-term investments	6,715	5,927	5,285
Trading assets	6,074	5,427	4,648
Accounts receivable, net	2,430	2,192	2,273
Inventories:
Raw materials	407	464	437
Work in process	1,637	1,473	1,469
Finished goods	1,301	1,049	1,029
	3,345	2,986	2,935
Deferred tax assets	1,206	1,423	1,216
Other current assets	1,180	781	813
TOTAL CURRENT ASSETS	26,464	23,724	21,157

Property, plant and equipment, net	16,946	17,028	17,225
Marketable equity securities	916	926	773
Other long-term investments	3,947	4,326	4,179
Goodwill	4,481	4,452	4,421
Other long-term assets	4,937	5,317	5,340
TOTAL ASSETS	$57,691	$55,773	$53,095

CURRENT LIABILITIES
Short-term debt	$215	$330	$172
Accounts payable	2,126	1,912	1,883
Accrued compensation and benefits	1,962	1,377	2,448
Accrued advertising	958	843	773
Deferred income on shipments to distributors	582	653	593
Income taxes payable	-	916	86
Other accrued liabilities	2,094	2,881	1,636
TOTAL CURRENT LIABILITIES	7,937	8,912	7,591

Long-term income taxes payable	174	174	193
Long-term debt	2,058	2,052	2,049
Long-term deferred tax liabilities	586	707	555
Other long-term liabilities	1,095	1,028	1,003
Stockholders' equity:
Preferred stock	-	-	-
Common stock and capital in excess of par value	15,741	15,466	14,993
Accumulated other comprehensive income (loss)	231	414	393
Retained earnings	29,869	27,020	26,318
TOTAL STOCKHOLDERS' EQUITY	45,841	42,900	41,704
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$57,691	$55,773	$53,095

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q2 2010	Q1 2010	Q2 2009
GEOGRAPHIC REVENUE:
Asia-Pacific	$6,166	$5,888	$4,409
	57%	57%	55%
Americas	$2,173	$1,906	$1,698
	20%	18%	21%
Europe	$1,294	$1,404	$1,153
	12%	14%	14%
Japan	$1,132	$1,101	$764
	11%	11%	10%

CASH INVESTMENTS:
Cash and short-term investments	$12,229	$10,915	$9,021
Trading assets - marketable debt securities (1)	5,543	5,427	2,284
Total cash investments	$17,772	$16,342	$11,305

TRADING ASSETS:
Trading assets - equity securities (2)	$531	-	$319
Total trading assets - sum of 1+2	$6,074	$5,427	$2,603

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,086	$1,080	$1,211
Share-based compensation	$232	$248	$258
Amortization of intangibles	$63	$61	$75
Capital spending	($1,048)	($928)	($981)
Investments in non-marketable equity instruments	($100)	($69)	($83)
Proceeds from sales of shares to employees, tax benefit & other	$218	$230	$1
Dividends paid	($877)	($870)	($784)
Net cash received/(used) for divestitures/acquisitions	($33)	($37)	-

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,563	5,529	5,595
Dilutive effect of employee equity incentive plans	96	101	-
Dilutive effect of convertible debt	52	51	-
Weighted average common shares outstanding - diluted	5,711	5,681	5,595

STOCK BUYBACK:
Cumulative shares repurchased (in billions)	3.4	3.4	3.3
Remaining dollars authorized for buyback (in billions)	$5.7	$5.7	$7.4

OTHER INFORMATION:
Employees (in thousands)	80.4	79.9	80.5

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended		Six Months Ended
	Q2 2010	Q2 2009	Q2 2010	Q2 2009
Net Revenue
PC Client Group
Microprocessor revenue	$6,155	$4,567	$12,068	$8,816
Chipset, motherboard and other revenue	1,684	1,432	3,445	2,544
	7,839	5,999	15,513	11,360
Data Center Group
Microprocessor revenue	1,797	1,208	3,349	2,220
Chipset, motherboard and other revenue	317	276	636	528
	2,114	1,484	3,985	2,748

Other Intel Architecture groups	417	328	792	654
Intel Architecture group revenue	10,370	7,811	20,290	14,762

Other operating groups	386	172	755	321
Corporate	9	41	19	86
TOTAL NET REVENUE	$10,765	$8,024	$21,064	$15,169

Operating income (loss)
PC Client Group	$3,428	$1,297	$6,571	$1,998
Data Center Group	1,064	434	1,899	700
Other Intel Architecture groups	(18)	(60)	(47)	(136)
Intel Architecture group operating income	4,474	1,671	8,423	2,562

Other operating groups	(21)	(35)	(42)	(188)
Corporate	(472)	(1,648)	(952)	(1,739)
TOTAL OPERATING INCOME (LOSS)	$3,981	$(12)	$7,429	$635

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the charge incurred in the second quarter of 2009 as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion.

The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

	(In millions, except per-share amounts)
	Three Months Ended			Six Months Ended
	June 26,	June 27,		June 26,	June 27,
	2010	2009		2010	2009

GAAP OPERATING INCOME (LOSS)	$3,981	$(12)		$7,429	$635
Adjustment for EC fine	-	1,447		-	1,447
OPERATING INCOME EXCLUDING EC FINE	$3,981	$1,435		$7,429	$2,082

GAAP NET INCOME (LOSS)	$2,887	$(398)		$5,329	$231
Adjustment for EC fine	-	1,447		-	1,447
NET INCOME EXCLUDING EC FINE	$2,887	$1,049		$5,329	$1,678

GAAP DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.51	$(0.07)		$0.94	$0.04
Adjustment for EC fine	-	0.25		-	0.26
DILUTED EARNINGS PER COMMON SHARE EXCLUDING EC FINE	$0.51	$0.18	(1)	$0.94	$0.30

(1) Calculated based on common shares of 5,678 for three months ended June 27, 2009, which is the number of common shares that would have been used in the calculation of diluted earnings per common share if the Company had GAAP net income.